UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2005

FIREARMS TRAINING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-13105	57-0777018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7340 McGinnis Ferry Road

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(770) 813-0180

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 27, 2005, Firearms Training Systems, Inc. (the “Company”) entered into a new employment agreement with Ronavan R. Mohling who serves as the Company’s Chairman and Chief Executive Officer. The new agreement provides for a term of three years beginning June 27, 2005. Under the terms of the renewal agreement, Mr. Mohling is entitled to an annual base salary of $325,000 and an annual bonus of up to 50% of his base salary. In addition, in the event of a transaction in which 51% or more of the Company’s Common Stock is acquired by a single party, Mr. Mohling will be entitled to receive the maximum annual bonus of 50% of base salary so long as he remains employed by the Company through the remainder of the fiscal year in which the change of control takes place or is terminated by the Company other than for cause. In addition, upon Mr. Mohling’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. Mohling’s base salary under this agreement is reviewed annually by the Compensation Committee of the Board of Directors and subject to adjustment. The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

On June 27, 2005, the Company also entered into a new employment agreement with David W. McGrane who serves as the Company’s Chief Operating Officer. The new agreement provides for a term of three years beginning June 27, 2005. Under the terms of the renewal agreement, Mr. McGrane is entitled to an annual base salary of $275,000 and an annual bonus of up to 50% of his base salary. As is the case with Mr. Mohling’s employment agreement, in the event of a transaction in which 51% or more of the Company’s Common Stock is acquired by a single party, Mr. McGrane will be entitled to receive the maximum annual bonus of 50% of base salary so long as he remains employed by the Company through the remainder of the fiscal year in which the change of control takes place or is terminated by the Company other than for cause. In addition, upon Mr. McGrane’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. McGrane’s base salary under this agreement is reviewed annually by the Compensation Committee of the Board of Directors and subject to adjustment. The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

Each of these executive officers are also entitled to participate in the Company’s employee benefit plans that are generally available from time to time to executives of the Company, including group medical, dental, life, accidental death and dismemberment, short-term disability, long-term disability, business travel accident plans, sick leave, vacation, and the profit sharing retirement plan.

The employment agreements with Mr. Mohling and Mr. McGrane are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the employment agreements does not purport to be complete and are qualified in its entirety by reference to the complete text of these agreements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Employment Agreement dated June 27, 2005, between Ronavan R. Mohling and Firearms Training Systems, Inc.

10.2	Employment Agreement dated June 27, 2005, between David W. McGrane and Firearms Training Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREARMS TRAINING SYSTEMS, INC.

Date: July 1, 2005	By:	/s/ Gregory A Ton
Gregory A. Ton
Chief Financial Officer